UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        Date of Report  - June 10, 2004
                Date of Earliest Event Reported - June 9, 2004



                     THE MAY DEPARTMENT STORES COMPANY
          (Exact name of Registrant as specified in its charter)

   Delaware                        I-79               43-1104396
(State or other               (Commission             (IRS Employer
jurisdiction of               File Number)            Identification No.)
incorporation)



  611 Olive Street, St. Louis, Missouri                    63101
(Address of principal executive offices)                  (Zip code)



             Registrant's telephone number, including area code:
                               (314) 342-6300



Item 5.   Other Events and Regulation FD Disclosure.

On June 9, 2004, The May Department Stores Company, a New York corporation and wholly-owned subsidiary of the registrant (the "Company"), announced that it has entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Target Corporation and certain of its affiliates. Pursuant to the Asset Purchase Agreement, the Company will purchase from Target and other sellers listed in the Asset Purchase Agreement the assets and business of the Marshall Field's department store group of Target. Under a separate agreement, the Company will also acquire from Target nine Mervyn's store locations in the Twin Cities area. The total purchase price for both transactions is $3.240 billion in cash, subject to adjustments.

The Company expects to complete these acquisitions in its fiscal 2004 second or third quarter, subject to the satisfaction of customary closing conditions.
 A copy of the Asset Purchase Agreement is attached as an exhibit to this Current Report on Form 8-K.

Item 7.   Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No. Exhibit

    10.1 Asset Purchase Agreement dated as of June 9, 2004 among The May Department Stores Company, Target Corporation and other Sellers listed therein.

    99.1    Press Release, dated June 9, 2004.

    99.2 Power Point Presentation for June 10, 2004 Acquisition of Marshall Field's Investor/Analyst Conference Call

Item 9.   Regulation FD Disclosure.

    On June 9, 2004, the registrant issued a press release with respect to the transactions referred to above. A copy of the press release is being furnished to the Commission under this Item 9 as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the power point presentation for the Company's June 10, 2004 Acquisition of Marshall Field's Investor/Analyst Conference Call is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.



                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               THE MAY DEPARTMENT STORES COMPANY



Dated: June 10, 2004               By:    /s/ Richard A. Brickson
Richard A. Brickson
Secretary and Senior Counsel